Exhibit 99.1

Contacts:

Media: Shannon Hawkins at 703.469.1190 or shawkins@fbr.com

Investors: Linda E. Eddy at 703.312.9715 or leddy@fbr.com

FBR & Co. to Acquire MLV & Co. LLC

Broadens FBR’s Equity Capital Markets Presence; Expands Investment Banking Capabilities

ARLINGTON, VA, July 23, 2015 – FBR & Co. (NASDAQ:FBRC) (“FBR” or the “Company”) and MLV & Co. LLC (“MLV”) today announced that they have entered into a definitive agreement whereby FBR will acquire MLV, an investment banking and brokerage firm focused on equity capital markets and a leading provider of At-the-Market (“ATM”) offerings. Financial terms of the transaction were not disclosed; FBR expects the acquisition to be immediately accretive to earnings. The transaction has been approved by the board of directors of both companies.

“MLV’s leading market share in ATM execution and its client focused approach to providing corporate finance solutions are both strong complements to FBR’s leading presence in initial equity placement and institutional brokerage,” said Chairman and Chief Executive Officer of FBR, Richard J. Hendrix. “Following this transaction FBR will be the number one market share firm in two high value execution categories – domestic 144A equity private placements and ATM equity offerings. This addition to our platform will also strengthen our existing businesses in financial services, energy, real estate and healthcare.”

FBR’s Executive Vice President and Head of Investment Banking Kenneth P. Slosser added, “MLV’s ATM product and retail distribution enhance the value proposition we offer issuers, giving us the ability to expand our level of service in a broader range of market conditions. Additionally, the MLV team has built an impressive transaction history in baby bonds, preferred offerings and other capital market solutions that FBR’s corporate clients often desire.”

“By joining with FBR, we are confident that we will have the right platform from which we can continue to service our clients with market-leading and differentiated capital raising strategies, which has always been our philosophy, and the core of our existing business,”

said MLV’s Chief Executive Officer Patrice McNicoll. “Since 2010, MLV has executed over 200 ATM’s, 90 preferred offerings and 100 traditional equity offerings. With FBR’s strong institutional foothold and leading middle-market presence, we believe that we have found a unique opportunity to build on our leadership role in ATM and traditional offering businesses as well as to expand the product offerings we have for our clients.”

The transaction is expected to close in the third quarter of 2015 and is subject to customary closing conditions and regulatory approval.

Wachtell, Lipton, Rosen & Katz acted as legal advisor to FBR and LeClairRyan acted as legal advisor to MLV on this transaction.

About FBR

FBR & Co. (Nasdaq:FBRC) provides investment banking, merger and acquisition advisory, institutional brokerage, and research services through its subsidiary FBR Capital Markets & Co. FBR focuses capital and financial expertise on the following industry sectors: consumer; energy & natural resources; financial institutions; healthcare; industrials; insurance; real estate; and technology, media & telecom. FBR is headquartered in the Washington, D.C. metropolitan area with offices throughout the United States. For more information, please visit www.fbr.com.

About MLV

MLV is an independent full service investment bank and institutional broker dealer. MLV is focused on providing creative capital raising solutions to growth-oriented companies in healthcare, real estate, financials, energy & natural resources, technology and other “capital-intensive” sectors. MLV is a member of FINRA, NASDAQ and SIPC. MLV is the leader in capital raised for healthcare companies through At-the-Market Issuance (“ATM”), comprising nearly 40% of all capital raised At-the-Market in the industry in the last five years. For more information, please visit www.mlvco.com.

Statements in this release concerning future performance, developments, events, market forecasts, revenues, expenses, earnings, run rates and any other guidance on present or future periods constitute forward-looking statements. These forward-looking statements are subject to a number of factors, risks and uncertainties that might cause actual results to differ materially from stated expectations or current circumstances. These factors include, but are not limited to, the effect of demand for public and private securities offerings, activity in the secondary securities markets, interest rates, the risks associated with merchant banking investments, the realization of gains and losses on principal investments, available technologies, competition for business and personnel, and general economic, political and market conditions. Financial results may fluctuate substantially from quarter-to-quarter depending on the number, size and timing of completed transactions. We have experienced, and expect to experience in the future, significant variations in our revenues and results of operations and, as a result, are unlikely to achieve steady and predictable earnings on a quarterly basis. For a discussion of these and other risks and important factors that could affect FBR’s future results and financial condition, see “Risk Factors” in Part I, Item 1A and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014; and other items throughout the Company’s Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.